UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

Father Time, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	333-231875	81-2772092
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3700 Massachusetts Ave NW, Suite 110, Washington

(Address of principal executive offices)

(571)277-3506

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Father Time, Inc. is referred to herein as “we”, “us”, “our”

Item 8.01. Other Events

Father Time Announces that on March 11, 2020 the Company acquired new technologies in Gaming and E-commerce. In exchange for Class A shares of Preferred Stock. The cost basis of the shares issued is $0.0001 per share. This transaction changed the ownership in the Company. Robert Waigunda the sole shareholder exchanged his 10,000,000 shares of Common Stock for 8,500 shares of Class B Preferred Stock and resigned as CEO and CFO. The Company issued 600,000 shares of Class A Preferred Stock to Trevor Doerksen and 400,00 shares of Class A Preferred Stock to Raymond Brown. The Class A Preferred stock has voting rights of 1,000 votes to 1 share owned and can be converted at a rate of 10 shares of Common stock to 1 share of Class A Preferred Stock. The Class B Preferred stock has voting rights of 1 vote to 1 share of Class B Preferred Stock.

The Company did not sell any Common Stock on its effective registration statement from December 11, 2019. The Company has withdrawn the registration statement and will fill a new registration statement. The Company will file a super 8K and file a new S-1 to register shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Father Time, Inc.

Date: April 30, 2020	By:/s/ Trevor Doerksen
Trevor Doerksen
Chief Executive Officer and Chief Financial Officer